                               VALUE-ADDED LINK AGREEMENT


THIS VALUE-ADDED LINK AGREEMENT (this "AGREEMENT") is entered into as of the 3rd day of July, 1996 (the "EFFECTIVE DATE") by and between:

    (i) DIGITAL EQUIPMENT CORPORATION, a Massachusetts corporation ("DIGITAL"), with principal offices at 30 Porter Road, Littleton, Massachusetts 01460; and

    (ii) YAHOO! INC., a California corporation ("YAHOO!"), with executive offices at 635 Vaqueros Avenue, Sunnyvale, California 94086;

with reference to the following:


                                       RECITALS

The following provisions form the basis for, and are hereby made a part of, this
Agreement:

    A. Yahoo! has developed and operates a branded Internet navigational service, currently located at http://www.yahoo.com, that includes a content-based directory structure and an integrated search engine ( the "Yahoo! Principal Site) as well as other World Wide Web properties, such as Yahooligans! (an Internet navigational guide for children), Yahoo! San Francisco, and localized versions of Yahoo!'s Principal Site .

    B. Digital has developed and operates the AltaVista-TM- full-text World Wide Web search engine and the AltaVista-TM- index, which can currently be accessed through http://www.altavista.digital.com ("ALTAVISTA").

    C. Yahoo! desires to incorporate and feature AltaVista as the preferred search engine for the Yahoo! Principal Site, Yahooligans! and Yahoo! San Francisco and other mutually agreed upon Yahoo! properties. Yahoo! and Digital desire to establish a "Value-Added Link" between AltaVista and such Yahoo! properties that will enable a Yahoo! visitor to conduct World Wide Web searches through AltaVista while remaining on the Yahoo! property.

    D. This Agreement sets forth all of the terms and conditions relating to the establishment, structure and operation of such a Value-Added Link.


                                      AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

    DEFINITIONS; RULES OF CONSTRUCTION.

         DEFINITIONS. For purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:


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              "ALTAVISTA INDEX" means the World Wide Web full-text index compiled by Digital using the AltaVista Search Engine, as the same is updated from time to time by the AltaVista Search Engine and maintained on Digital servers.

              "CPM" means, with respect to advertisements, the cost per thousand impressions.

              "DERIVATIVE WORK" means, with respect to a software program or any related Documentation, any modification or enhancement thereof including, without limitation, all "derivative works" and "compilations," within the meaning of such terms as defined in the Copyright Act of 1976 (17 U.S.C. Section 101 ET SEQ.), as amended.

              "ENTITY" means a natural person, corporation, limited liability company, association, partnership, trust, estate, joint venture or other entity, whether or not incorporated, or a government or any department or agency thereof, as appropriate in the context.

              "INTELLECTUAL PROPERTY RIGHTS" means trade secrets, patents, copyrights, trademarks, trade dress, know-how and similar rights of any type under the laws of any governmental authority including, without limitation, all applications and registrations relating to any of the foregoing.

              "INTERFACE SPECIFICATIONS" means the detailed specifications set forth in EXHIBIT "A" that when implemented will enable the Value-Added Link (as defined below).

              "NETWORK AFFILIATE" means an entity which maintains a copy of the AltaVista Index under license from Digital on a World Wide Web server operated by such entity, and provides the public with the means to query the AltaVista Index, and which would use the AltaVista brand (including its trademarks and logos) and meet Digital's quality assurance standards.

              "OBJECT CODE" means the computer executable binary code derived from compiled Source Code for execution on a computer hardware system.

              "RESULTS PAGE" means each page on a Yahoo! Property that contains search responses, if any, to an AltaVista search query.

              "SEARCH ENGINE" means a program that crawls and indexes the text of the World Wide Web and/or Usenet newsgroups and which index can be queried using Boolean logic or similar query methods. The term "crawls", as used herein, shall have the meaning set forth in Section 1.1(n).

         "SOURCE CODE" means a presentation of a computer program, regardless of the form in which it is stored, from which it is possible to discern the logic, algorithms, internal structure, operating features and any other design characteristic of such computer program, together with related source materials.

         "USER" means a person who accesses a Yahoo! Property.

         "VALUE-ADDED LINK" OR "VAL" shall operate as described in Section 2.1.


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         (n)  "WEB CRAWLER" means a program that follows URL pointers, which utilize the hypertext transfer protocol (http), from one web page to another in order to access these pages.

         (o) "WORLD WIDE WEB" or "WWW" means the Internet-based distributed information service that utilizes the hpertext transfer protocol (http) or any successor protocol.

         (p) "YAHOO! PROPERTIES means the Yahoo! Principal Site currently located at http://www.yahoo.com and any successor property, Yahooligans! and any successor property, Yahoo! San Francisco and any successor property and all other mutually agreed upon World Wide Web properties, so long as such properties are owned, controlled, and operated by Yahoo!, that are accessible over the World Wide Web by a user.

         RULES OF CONSTRUCTION. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "PARTY" or "PARTIES" when used herein refer, respectively, to a party and to both of the parties to this Agreement. The words "HEREOF," "HEREIN," "HEREUNDER" and other words of similar import refer to this Agreement as a whole, including any exhibits hereto, as the same may from time to time be amended or supplemented and not to any subdivision contained in this Agreement. The word "INCLUDING" when used herein is not intended to be exclusive and in all cases means "INCLUDING WITHOUT LIMITATION." References herein to section, subsection, attachment or exhibit shall refer to the appropriate section, subsection, attachment or exhibit in or to this Agreement. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor of or against either party.

    VALUE-ADDED LINK.

         OPERATION OF VAL.  The parties intend that the VAL operate as follows:

              The user interface of each Yahoo! Property that offers search functionality indexing the text of the World Wide Web to Users will be designed so that it identifies AltaVista as the Preferred Search Engine (as set forth in Section 4, below) and gives the User the option of using AltaVista to conduct a search;

              When Yahoo! initiates a query to AltaVista, using the VAL interface, the query will be transmitted to the AltaVista Index, where it will be processed, and the results will be sent using the VAL interface to the Yahoo! Property;

              Yahoo! will format the results from the AltaVista search in a Results Page and will be able to incorporate advertising and other messaging into this Results Page. Each Results Page will contain an attribution to AltaVista; and

              (d) The search process will not remove the User from the Yahoo! Property on which the User initiated the search.


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


         EXCLUSIVITY. The parties recognize that the World Wide Web is an open environment and that [XXXX] is not in the best interests of either party. The parties agree, however, to [XXXX] for a [XXXX] period commencing on the Effective Date (the "EXCLUSIVITY PERIOD") as follows:

              (a) BY DIGITAL. During the Exclusivity Period, Digital will not implement, announce or execute a definitive written agreement to establish a [XXXX].

              (b) BY YAHOO! During the Exclusivity Period, Yahoo! will provide AltaVista as the [XXXX], including the fact that Yahoo! will not present any [XXXX]. As Digital develops AltaVista search capabilities for [XXXX], Yahoo! agrees to promptly adopt such search capabilities for applicable [XXXX], if feasible.

    2.3 IMPLEMENTATION OF THE VAL. The parties agree that the VAL will be implemented within (fifteen) 15 days following the Effective Date.


    DIGITAL'S RESPONSIBILITIES.

         INTERFACE SPECIFICATIONS. Promptly following the Effective Date, Digital shall provide to Yahoo! the Interface Specifications (set forth in Exhibit A) to allow Yahoo! to establish the VAL with the AltaVista Index.

         SUPPORT. Beginning on the Effective Date and for so long as this Agreement is in effect, Digital shall provide Yahoo!, at no additional charge, support for the VAL in accordance with the terms set forth in EXHIBIT "B" hereto (the "SUPPORT OBLIGATIONS).

         PERFORMANCE CRITERIA. Digital shall use commercially reasonable efforts to comply with the performance criteria set forth in EXHIBIT "C" hereto (the "PERFORMANCE CRITERIA"). Digital may modify the Performance Criteria at any time and from time to time subject to Yahoo!'s approval not to be unreasonably withheld. Yahoo! may provide input to Digital concerning the Performance Criteria. Digital shall take Yahoo!'s input into consideration in modifying the Performance Criteria, but Digital is under no obligation to incorporate Yahoo!'s suggestions into the Performance Criteria.

         CONSIDERATION OF TECHNICAL SUGGESTIONS. Digital shall consider technical suggestions from Yahoo! to improve the performance of the VAL, AltaVista Index and/or query components. Digital shall evaluate promptly all such suggestions, but Digital is under no obligation to accept or implement any of such suggestions.

         ADVANCE COMMUNICATION OF ENHANCEMENTS. Digital shall give Yahoo! notice of all material enhancements to and extensions of the search functionality of AltaVista that are to be


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


made generally available to all persons accessing AltaVista.. In the event that the Interface Specifications need to be modified so that the VAL can support such extensions and enhancements, Digital shall promptly provide Yahoo! with such modified Interface Specifications.

    YAHOO!'S RESPONSIBILITIES.

         ENGINEERING CHANGES. Promptly following its receipt of the Interface Specifications, Yahoo! shall implement all engineering changes needed in the Yahoo! source code or object code necessary to install and support the VAL. In any event, Yahoo! will cause the VAL to be incorporated, and fully operational, in the Yahoo! Properties according to the following schedules: (i) in the Yahoo! Principal Site within fifteen (15) days of the Effective Date and (ii) in Yahooligans! and in Yahoo! San Francisco should any such property contain WWW search functionality and in other mutually agreed upon Yahoo! properties according to a mutually agreed upon schedule

         ALTAVISTA AS PREFERRED SEARCH ENGINE. Yahoo! shall establish AltaVista as the preferred search engine for all Yahoo! Properties that contain WWW search functionality. In this regard, Yahoo! shall, at a minimum:

              incorporate the VAL into all Yahoo! Properties that contain WWW search functionality in accordance with the terms of this Agreement;

              include a reference, to be provided to Yahoo! by Digital, in accordance with EXHIBIT "D," to the AltaVista search functionality, E.G., "Powered by AltaVista," prominently on each page that contains WWW search functionality of each Yahoo! Property;

          (c) place AltaVista first in any list of available Search Engines if multiple Search Engines are available on such Yahoo! Property, unless Yahoo! provides the User with a choice of search engines from other entities in a list entitled "Other Search Engines" and in close proximity in the same viewing screen provides the User with the option, via the Navigation Option Bar, to select AltaVista in its capacity as a VAL. The term "Navigation Option Bar" for purposes of this provision means the following selection categories available to the User as set forth in Exhibit E: [Yahoo! Categories | Yahoo! Sites | AltaVista Web Pages ];
         (d) consider in good faith such other steps as Digital may reasonably request.

         INTERFACE DESIGN AND RESULTS PAGES. Yahoo! shall use the mutually agreed upon design set forth in EXHIBIT "D" for each user interface from which the VAL can be accessed by Yahoo! users and the related search query page(s). In addition, each Results Page shall contain an attribution to AltaVista in the form set forth in EXHIBIT "E." Upon written notice to Yahoo!, Digital may from time to time make reasonable modifications to such attribution so long as the AltaVista name remains prominent or request that it be removed and Yahoo! shall promptly implement all such modifications, or remove such attributions, as the case may be.

    4.4 CONTINUED OPERATION OF VAL. Once the VAL becomes operational for a Yahoo! Property, Yahoo! shall not de-activate or otherwise disconnect the VAL for any reason (other than due to a system failure or maintenance of such Yahoo! Property or of AltaVista) from


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


such Property. If any VAL is de-activated or otherwise disconnected by Yahoo!, this shall constitute a material breach of the Agreement.

    PAYMENT.

         RATE SCHEDULE. In consideration for the VAL to the AltaVista Index, each calendar quarter during the term of this Agreement Yahoo! shall pay Digital an amount in accordance with the following rate schedule (the "RATE SCHEDULE"):

              [XXXX]


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         ANNUAL REVIEW OF BASE RATE.  On an annual basis during the initial and renewal terms of this Agreement, and prior to the anniversary of the Effective Date, the parties will renegotiate pricing terms. [XXXX]. If in good faith the parties have not reached agreement on such pricing by the applicable anniversary of the Effective Date, cannot reach agreement on such pricing terms, either party may terminate this Agreement on 120 days written notice pursuant to Section 13 below.

         PAYMENT AND REPORT. All payments accruing during each calendar quarter during the term of this Agreement shall be paid by Yahoo! to Digital within thirty (30) days of the end of each such calendar quarter. With each such payment, Yahoo! shall also prepare and provide to Digital a report setting forth in reasonable detail the calculation of each of the following for such calendar quarter: [XXXX]; together with such data as may be reasonably necessary to support such calculations.

         MANNER OF PAYMENT. All payments due to Digital by Yahoo! hereunder shall be payable in U.S. Dollars by wire transfer to such U.S. bank account as Digital shall notify Yahoo! in writing no later than ten (10 ) days before the date on which such payment is due.


         LATE FEE. If Yahoo! fails to pay any amounts when due and payable, Yahoo! shall pay Digital a late payment charge of one percent (1.0%) per month, but not in excess of the lawful maximum, on any past due balance.

         RECORDS AND AUDIT. Yahoo! shall keep accurate records and accounts in accordance with standard business practices in the on-line industry and generally accepted accounting principles. Such records shall include, but are not limited to, the information required to produce the reports specified in
Section 5.4.  Yahoo! agrees that Digital, through its then current independent
certified public accounting firm,   shall, until the expiration of one (1 ) year
after final payment under this Agreement, on 90 days advance notice , have access to and the right to examine at Yahoo!'s principal place of business during regular working hours any books, documents, papers, records or accounts of Yahoo! relating to the VAL and to the determination and calculation of number of Results Pages viewed, the load factor, Full Capacity, Full Inventory (and components thereof) and Sold Advertising and may make copies or extracts therefrom. Digital agrees to maintain all information obtained during such examinations in confidence and to cause its duly authorized representatives to do so as well. Audits shall be at the expense of Digital, unless an underpayment exceeding five percent (5%) of the amount paid for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to such audit, together with the amount of such underpayment, shall be paid by Yahoo!. If a deficiency is shown by such audit, Yahoo! shall immediately pay that deficiency plus interest thereon under Section
5.7. Non-payment of any deficiency for more than thirty (30) days after the date on which Yahoo! receives notice of such deficiency shall constitute a material breach of this Agreement.


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    NETWORK AFFILIATE SITES.

Digital intends to maintain and operate AltaVista at various geographic locations, and to establish Network Affiliate sites in selected locations around the world. In the event Yahoo! desires to establish the VAL with any AltaVista sites maintained and operated by Digital, Digital agrees to implement the VAL at such site. In the event that Yahoo! desires to establish a VAL with one or more Network Affiliate Sites, Digital agrees to introduce Yahoo! to the operators of such Network Affiliate Sites. All other aspects of establishing such a VAL, including without limitation, the pricing of and support for the VAL, would be subject to a separate business arrangement between Yahoo! and the operator of such Network Affiliate Site.


    PROPRIETARY RIGHTS.

         ALTAVISTA. As between Digital and Yahoo!, Digital shall own all right, title and interest in and to AltaVista and the Intellectual Property Rights embodied therein. Except as expressly granted herein, nothing herein grants or shall be construed as granting Yahoo! any licenses or other rights, whether express or implied or otherwise, in, to or under AltaVista or any Intellectual Property Rights embodied therein.

         YAHOO!. Subject to Digital's underlying ownership interests set forth in Section 7.1, as between Yahoo! and Digital, Yahoo! shall own all right, title and interest in and to the Yahoo! Properties.


    TRADEMARKS AND MARKETING.

         DIGITAL MARKS. Digital hereby grants to Yahoo! a non-exclusive license to use the Digital tradenames, logos and other Digital trademarks and service marks as set forth on EXHIBIT "F" hereto (the "DIGITAL MARKS") in connection with the Joint Marketing activities set forth in Section 8.5 below and Yahoo!'s advertising, marketing, promotion display and distribution of the VAL. Yahoo!'s use shall be in accordance with Digital's policies regarding advertising and trademark usage as established from time to time by Digital and as provided by Digital Yahoo! agrees to cooperate with Digital in facilitating Digital's monitoring and control of the nature and quality of products and services bearing the Digital Marks, and to supply Digital with specimens of Yahoo!'s use of the Digital Marks upon request. In the event that Digital determines that Yahoo!'s use of the Digital Marks, or the service in connection which such Digital Marks are used, is inconsistent with Digital's quality standards, then upon Digital's written request, Yahoo! shall within a reasonable period thereafter conform such use or service to Digital's standards. If Yahoo! fails to conform such use or service, Digital shall have the right to suspend such use of the Digital Marks.


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

         YAHOO! MARKS. Yahoo! hereby grants to Digital a non-exclusive license to use the Yahoo! tradenames, logos and other Yahoo! trademarks and service marks as set forth on EXHIBIT "G" hereto (the "YAHOO! MARKS") in connection with the Joint Marketing activities set forth in Section 8.5 below and Digital's advertising, marketing, promotion and distribution of the VAL. Digital's use shall be in accordance with Yahoo's policies regarding advertising and trademark usage as established from time to time by Yahoo and as provided by Yahoo!. Digital agrees to cooperate with Yahoo! in facilitating Yahoo's monitoring and control of the nature and quality of products and services bearing the Yahoo! Marks, and to supply Yahoo! with specimens of Digital's use of the Yahoo! Marks upon request. In the event that Yahoo! determines that Digital's use of the Yahoo! Marks is inconsistent with Yahoo's quality standards, then upon Yahoo's written request, Digital shall within a reasonable period thereafter conform such use or services to Yahoo's standards. If Digital fails to conform such use or services, Yahoo! shall have the right to suspend such use of the Yahoo! Marks.

         Yahoo! acknowledges that the Digital Marks are trademarks and service marks of Digital. Yahoo! understands and agrees that the use of any Digital Mark in connection with this Agreement shall not create any right, title or interest, in or to the use of the Digital Mark and that all such use and goodwill associated with the Digital Mark will inure to the benefit of Digital.

           Digital acknowledges that the Yahoo! Marks are trademarks and service marks of Yahoo! Digital understands and agrees that the use of any Yahoo! Mark in connection with the Agreement shall not create any right, title or interest, in or to the use of the Yahoo! Mark and that all such use and goodwill associated with the Yahoo! Mark will inure to the benefit of Yahoo.

      MARKETING. Digital and Yahoo! shall both jointly and independently market the relationship between the parties. These activities include but are not limited to the following:

              PRESS RELEASE. Subject to the provisions of Section 9 hereof, Digital and Yahoo! shall promptly after the Effective Date agree upon and issue a joint press release (the "PRESS RELEASE") describing in general terms the VAL.

              ONGOING PUBLIC COMMUNICATIONS FOR NEWSWORTHY ANNOUNCEMENTS.

              PRESS AND ANALYST BRIEFINGS.

              PROMOTION OF ISBU HOME SITE (WWW.ALTAVISTA.SOFTWARE.DIGITAL.COM).

              ALTAVISTA HOME SITE (WWW.ALTAVISTA.DIGITAL.COM) PROMOTION AT DIGITAL'S DISCRETION. Digital and Yahoo! acknowledge that Digital does not currently promote any of its AltaVista partners on the AltaVista home page (www.altavista.digital.com). In the event that Digital includes promotions of its AltaVista partners at this site, Digital will include a promotion for Yahoo! at that site in a form to be mutually decided by the parties.

              PROMOTION ON YAHOO! HOME PAGES AND ON SPECIFIED YAHOO! PROPERTIES AT YAHOO!'S DISCRETION.

              TRADESHOWS, SEMINARS.

              SALESFORCE MATERIALS.


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

              COLLATERAL MATERIALS.

              ADVERTISING (ALL MEDIA).

              APPOINTMENT OF A CONTACT PERSON IN EACH COMPANY TO COORDINATE ONGOING MARKETING ACTIVITIES.


    CONFIDENTIALITY.

         CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" means information about the disclosing party's business or activities that are proprietary or confidential, which shall include all business, financial, technical and other information(as well as the data and calculations supporting the payments to be made under Section 5 herein) of a party marked or designated by such party as "confidential" or proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential; PROVIDED THAT information shall not be considered Confidential Information of a party if it can be shown that such information:
(i) is known to the recipient on the Effective Date directly or indirectly from a source other than one having an obligation of confidentiality to the providing party; (ii) hereafter becomes known (independently of disclosure by the providing party) to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the providing party; (iii) becomes publicly known or otherwise ceases to be confidential, except through a breach of this Agreement by the recipient; or (iv) was independently developed by the recipient without use of Confidential Information.

         PROTECTION OF CONFIDENTIAL INFORMATION. The parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information, including the creation of materials and the development of technology and techniques that are not generally known in the industry. . The party receiving any Confidential Information of the other party agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purposes for which it was originally disclosed to the receiving party, and not to disclose any of such Confidential Information to any third party. Upon expiration or termination of this Agreement, the receiving party shall return promptly to the other party or destroy, at that party's option, all tangible materials that disclose or embody Confidential Information

         PERMITTED DISCLOSURE. The parties acknowledge and agree that each may disclose any given Confidential Information: (i) as required by law or generally accepted accounting practices; (ii) to their respective directors, officers, employees, attorneys, accountants and other advisors or independent contractors, who are under an obligation of confidentiality no less stringent than set forth herein, on a "need-to-know" basis; or (iii) in connection with disputes or litigation between the parties that relates to such Confidential Information and each party shall endeavor to limit disclosure to that purpose. In the event that the receiving party is ordered to disclose the other party's Confidential Information pursuant to a judicial or governmental request, requirement or order, the receiving party shall promptly notify the other party and take reasonable steps to assist that party in contesting such request, requirement, or order or in otherwise in protecting that party's rights prior to disclosure.


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         APPLICABILITY.  The foregoing obligations shall apply to directors, officers, employees and representatives of the parties and any other person to whom the parties have delivered copies of, or permitted access to, such Confidential Information in connection with the performance of this Agreement, and each party shall advise each of the above of the obligations set forth in this Section 9.

         THIRD PARTY CONFIDENTIAL INFORMATION. Any confidential information of a third party disclosed to either Digital or Yahoo! shall be treated by Digital or Yahoo!, as the case may be, in accordance with the terms under which such third party confidential information was disclosed; provided that: (i) the party disclosing such third party confidential information shall first notify the other party that such information constitutes third party confidential information and the terms applicable to such third party confidential information; and (ii) either party may, in its sole discretion, decline to accept all or any portion of such third party confidential information.

         CONFIDENTIALITY OF AGREEMENT. Except as required by law or generally accepted accounting principles, and except to assert its rights hereunder or for disclosures on a "need-to-know" basis to its own officers, directors, employees and professional advisers or to prospective investors or acquirors in connection with a pending investment in or acquisition of such party, and under an obligation of confidentiality no less stringent that as set forth herein, each party hereto agrees that neither it nor its directors, officers, employees, consultants or agents shall disclose the terms of this Agreement or specific matters relating hereto without the prior consent of the other party.


    DISCLAIMER OF WARRANTIES.

YAHOO! HEREBY ACKNOWLEDGES AND AGREES THAT THE VAL AND ALTAVISTA ARE BEING PROVIDED TO YAHOO! "AS IS, WITH ALL FAULTS," AND THAT DIGITAL MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF THE VAL, THE ALTAVISTA SEARCH ENGINE OR THE ALTAVISTA INDEX, OR THAT THE VAL OR ALTAVISTA WILL MEET THE OBJECTIVES OR NEEDS OF YAHOO! OR ANY THIRD PARTY, THAT THE OPERATION OF THE VAL OR ALTAVISTA WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE VAL OR ALTAVISTA HAVE BEEN OR WILL BE CORRECTED. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, DIGITAL MAKES NO REPRESENTATIONS AS TO THE COMPLETENESS OF SEARCH RESULTS OBTAINED BY USING THE ALTAVISTA INDEX. WITHOUT LIMITING THE FOREGOING, DIGITAL HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT (EXCEPT AS PROVIDED IN SECTION 12.2 BELOW) IN CONNECTION WITH THE VAL AND ALTAVISTA. IN NO EVENT SHALL DIGITAL BE LIABLE TO YAHOO! FOR ANY FAILURE, DISRUPTION, DOWNTIME, INTERRUPTION, MISCALCULATION, INCORRECT LINKAGE, DELAY, INACCURACY OR OTHER NONPERFORMANCE OF THE VAL OR ALTAVISTA.


    INDEMNIFICATION AND REMEDIES.

         DIGITAL INDEMNITY.


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

              Subject to the limitations set forth below, Digital, at its own expense, shall indemnify, defend (or at Digital's option and expense, settle) and hold Yahoo! harmless from and against any judgment, losses, deficiencies, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), whether required to be paid to a third party or otherwise incurred in connection with or arising from any claim, suit, action or proceeding (collectively, a "CLAIM"), incurred or suffered by Yahoo! to the extent the basis of such Claim is that (1) any Digital software incorporated within the AltaVista Search Engine infringes any (i) patent issued as of the Effective Date of this Agreement and during the term of the Agreement; (ii) trademark or
    (iii) copyright; or (2) information received onto the Yahoo! Property directly from the link to the AltaVista Index and displayed by Yahoo! infringes any copyright of a third party, but only to the extent that such infringement would have been prevented by Digital's making available to users of the WWW information (compatible with the Robot Exclusion Standard) by which Web site owners could block access by the Search Engine
    to such Web sites;   PROVIDED THAT Digital shall have no obligation to
    Yahoo! pursuant to this Section 11.1 (a) unless: (x) Yahoo! gives Digital prompt written notice of the Claim (except to the extent that Digital already has notice of such Claim); (y) Digital is given the right to control and direct the investigation, preparation, defense and settlement of the Claim; and (z) Yahoo! reasonably cooperates with Digital in the defense or settlement thereof; and PROVIDED, FURTHER, that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Yahoo!, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Yahoo!'s written consent, which consent shall not be unreasonably withheld. In connection with the defense of any such Claim, Yahoo! may have its own counsel in attendance at all interactions and substantive negotiations at its own cost and expense.

              Notwithstanding the foregoing, Digital assumes no liability for infringement claims to the extent that such claims arise from a combination of AltaVista with other functionality, products or content not supplied by Digital where such infringement would not have arisen from the use of AltaVista absent such combination.

         (c) If Digital receives notice of an alleged infringement by AltaVista of any third party Intellectual Property Rights, Digital shall use reasonable efforts to, at its option: (i) obtain a license at no cost to Yahoo! permitting continued use of AltaVista on terms and conditions consistent with the terms set forth herein; (ii) modify the allegedly infringing component(s) of AltaVista to perform its intended function without infringing third party Intellectual Property Rights; and/or (iii) contest such allegation. In the event Digital is unable within a reasonable period of time to obtain a license or modify AltaVista, and deems not to contest such allegation, Digital may, in its sole discretion, terminate this Agreement immediately upon written notice to Yahoo!


    11.2 CROSS-INDEMNITY FOR TRADEMARK INFRINGEMENT CAUSED BY USE OF ALTAVISTA AND YAHOO! TRADEMARKS.

      (a)   Subject to the limitations set forth below and the provisions of
    Section 11.1,, Digital, at its own expense, shall indemnify, defend (or at Digital's option and expense, settle) and hold Yahoo! harmless from and against any judgment, losses, deficiencies, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and


                          [X] CONFIDENTIAL TREATMENT REQUESTED
    expenses), whether required to be paid to a third party or otherwise incurred in connection with or arising from any Claim, incurred or suffered by Yahoo! to the extent that the basis of such Claim is that the display of the "AltaVista" trademark infringes any trademark and service mark rights of a third party; provided that Digital shall have no obligation to Yahoo! pursuant to this Section 11.2 (a) unless: (i) Yahoo! gives Digital prompt written notice of the Claim (except to the extent that Digital already has notice of such Claim); (ii) Digital is given the right to control and direct the investigation, preparation, defense and settlement of the Claim; and (iii) Yahoo! reasonably cooperates with Digital in the defense or settlement thereof; and provided, further, that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Yahoo!, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Yahoo!'s written consent, which consent shall not be unreasonably withheld. In connection with the defense of any such Claim, Yahoo! may have its own counsel in attendance at all interactions and substantive negotiations at its own cost and expense.

    (b) Subject to the limitations set forth below and the provisions of Section
    11.1 and this 11.2, Yahoo!, at its own expense, shall indemnify, defend (or at Yahoo!'s option and expense, settle) and hold Digital harmless from and against all judgments, losses, deficiencies, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), whether required to be paid to a third party or otherwise incurred in connection with or arising from any Claim, incurred or suffered by Digital to the extent the basis of such Claim is that the display of the "Yahoo!" trademark infringes any trademark rights of a third party;
    provided that Yahoo! shall have no obligation to Digital pursuant to this
    Section 11.2 (b) unless: (i) Digital gives Yahoo! prompt written notice of the Claim (except to the extent that Yahoo! already has notice of such Claim); (ii) Yahoo! is given the right to control and direct the investigation, preparation, defense and settlement of the Claim; and (iii) Digital reasonably cooperates with Yahoo! in the defense or settlement thereof; and provided, further, that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Digital, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Digital's written consent, which consent shall not be unreasonably withheld. In connection with the defense of any such Claim, Digital may have its own counsel in attendance at all interactions and substantive negotiations at its own cost and expense.

       11.3 DISCLAIMER. THE PROVISIONS OF SECTIONS 11.1 AND 11.2 HEREOF REPRESENT EACH PARTY'S RESPECTIVE ENTIRE OBLIGATION REGARDING ANY THIRD-PARTY CLAIM ARISING OUT OF THE VAL.

       11.4 REMEDIES CUMULATIVE. Except as otherwise expressly specified herein, the rights and remedies granted to each party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies that such party may possess at law or in equity.

       11.5 LIMITATION OF LIABILITIES. EXCEPT FOR A BREACH OF SECTION 0 HEREOF OR EXCEPT TO THE EXTENT OF PAYMENTS EXPRESSLY PROVIDED FOR UNDER THIS AGREEMENT, IN NO EVENT SHALL A PARTY TO THIS AGREEMENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR LOST


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    PROFITS, IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IN
    THE EVENT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH
    DAMAGES.


    GENERAL REPRESENTATIONS AND WARRANTIES.

         YAHOO! REPRESENTATIONS AND WARRANTIES. Yahoo! hereby represents and warrants to Digital that as of the Effective Date:

         (a) Yahoo! has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

              the execution of this Agreement by Yahoo!, and the performance by Yahoo! of its obligations and duties hereunder, do not and will not violate any agreement to which Yahoo! is a party or by which it is otherwise bound;

              Yahoo! acknowledges that Digital makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

         DIGITAL REPRESENTATIONS AND WARRANTIES. Digital hereby represents and warrants to Yahoo! that as of the Effective Date:

         (a) Digital has the full corporate right, power and authority to enter into this Agreement, to perform the acts required of it, and to grant the rights granted by it hereunder;

              the execution of this Agreement by Digital, and the performance by Digital of its obligations and duties hereunder, do not and will not violate any agreement to which Digital is a party or by which it is otherwise bound; and

              Digital acknowledges that Yahoo! makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.


    TERM AND TERMINATION.

         TERM. This Agreement shall become effective on the Effective Date and shall continue in full force and effect until [XXXX] after the Effective Date, unless earlier terminated in accordance with this Agreement. Thereafter, this Agreement will automatically renew on a year-to-year basis for up to three
(3) additional one (1) year terms, unless either party objects to such renewal in writing at least ninety (90) days prior to the applicable renewal date.

         EVENTS OF TERMINATION. This Agreement shall be subject to termination upon the occurrence of the following events:

              if either party hereto defaults on any of its material obligations, representations or warranties under this Agreement, the non-defaulting party shall have the right, exercisable in its sole discretion, to terminate this Agreement by written notice


                       [X] CONFIDENTIAL TREATMENT REQUESTED

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


    describing with reasonable specificity the nature of the default and requesting that it be cured, unless within ninety (90) calendar days after written notice of such default the defaulting party remedies the default;

              if (a) either party files a petition for bankruptcy or is adjudicated a bankrupt; (b) a petition in bankruptcy is filed against either party; (c) either party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law; (d) either party discontinues its business; or (e) a receiver is appointed for either party or its business, then the other party shall have the right to terminate this agreement immediately upon written notice;

            if Yahoo! fails to comply with Section 5, Payment, then Digital shall have the right, exercisable in its sole discretion, to terminate this Agreement if such failure is not cured within thirty (30) days written notice to Yahoo!;

         (d) if Digital no longer complies with the Performance Criteria in Exhibit C, then Yahoo! shall have the right to terminate this Agreement if such noncompliance is not cured within ninety (90) days written notice to Digital ("Notice Period") and, if within the first thirty (30) days of the Notice Period, Digital fails to make commercially reasonable efforts to cure such noncompliance, then termination may become effective on the thirtieth (30th) day following Yahoo!'s written notice to Digital specifying in good faith the reasons for its conclusion that Digital has failed to take such steps;
                   (e)  [XXXX];

         (f) if Yahoo! has any change in the actual or beneficial ownership of more than fifty percent (50%) of its voting stock in one or more related transactions such that after such transaction(s), [XXXX], then Digital shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Yahoo!.

         EFFECT OF TERMINATION.

              Termination of this Agreement by either party hereto shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party hereto from any liability for breach of such party's obligations under this Agreement.

              Within forty-five (45) calendar days of the expiration or termination of this Agreement, the parties shall pay to the other party all sums, if any, due and owing as of the date of expiration or termination.


         SURVIVAL. The respective rights and obligations of Digital and Yahoo! under the provisions of Sections 1, 7, 8.3, 8.4 9, 10, 11, 12, 13.3, 13.4 and 14
hereof shall survive expiration or termination of this Agreement.


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                                          15

    MISCELLANEOUS.

         NO JOINT VENTURE. The sole relationship between the parties shall be that of licensor and licensee. Neither party shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party shall be solely responsible for the actions of all their respective employees, agents and representatives.

         GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of laws, and with the same force and effect as if fully executed and performed therein, and the laws of the United States of America.

         AMENDMENT OR MODIFICATION. This Agreement may not be amended, modified or supplemented by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties by a duly authorized officer or representative.

         NO ASSIGNMENT. Neither party shall transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party. Any purported transfer, assignment or delegation by either party without the appropriate prior written approval shall be null and void and of no force or effect. Notwithstanding the foregoing, without securing such prior consent, either party shall have the right to assign this Agreement and the obligations hereunder to any successor of such party by way of merger, consolidation, reorganization or the acquisition of substantially all of the business and assets of the assigning party relating to the Agreement.

         NOTICES. Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice):
(i) personally delivered; (ii) transmitted by postage prepaid registered or certified airmail, return receipt requested; or (iii) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally or by courier; or (b) three (3) days after the date of posting if transmitted by mail. Either party may change its address for purposes hereof on not less than three (3) days prior notice to the other party. Notices hereunder shall be directed :

         If to Yahoo!, to:   Gary Valenzuela
                             Senior Vice President, Finance and Administration and CFO
                             Yahoo! Inc.
                             635 Vaqueros Avenue
                             Sunnyvale, CA 94086

         If to Digital, to:  Robert E. Hult
                             Vice President, Finance & Operations
                             Internet Software Business Unit
                             Digital Equipment Corporation
                             30 Porter Road
                             Littleton, MA 01460


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

         ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the parties with respect to the subject matter hereof. The parties hereby acknowledge and agree that the Letter of Intent dated as of June 5, 1996 between the parties is hereby terminated and of no further force or effect whatsoever.

         WAIVER. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

         NO THIRD PARTY BENEFICIARIES. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

         FEES AND EXPENSES. Each party shall be responsible for the payment of its own costs and expenses, including attorneys' fees and expenses, in connection with the negotiation and execution of this Agreement.

         SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

         COUNTERPARTS; FACSIMILES. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.


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    IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement as of the date first above written.

DIGITAL EQUIPMENT
CORPORATION                            YAHOO! INC.


By:                                    By:
   ------------------------------          ------------------------------

Name:----------------------------      Name:-----------------------------

Title:                                 Title:
      ----------------------------            ---------------------------


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                                                                 CONFIDENDIAL



                              VALUE-ADDED LINK AGREEMENT


                                    by and between


                            DIGITAL EQUIPMENT CORPORATION

                                         and

                                     YAHOO! INC.









                                     July 3, 1996




                          [X] CONFIDENTIAL TREATMENT REQUESTED